EXHIBIT 32.1

Certificate (Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) of Chief Executive Officer

I, Edward P. Hennessey, Jr., Chief Executive Officer of CleanTech Biofuels, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.  This Amendment No. 1 to the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2012 as filed with the Securities and Exchange Commission (the “report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 5, 2013                                                                                      /s/ Edward P. Hennessey, Jr.
Edward P. Hennessey, Jr.
Chief Executive Officer